UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2026

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Common Stock	FWONK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

On May 11, 2026, at the annual meeting of stockholders (the “Annual Meeting”) of Liberty Media Corporation (“Liberty Media”), the stockholders of Liberty Media approved a proposal to reincorporate Liberty Media (the “Reincorporation”) from a corporation incorporated under the laws of the State of Delaware to a corporation incorporated under the laws of the State of Nevada by means of a plan of conversion (the “Plan of Conversion”) and adopted the resolutions of the board of directors of Liberty Media approving the Reincorporation, as described in Liberty Media’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2026 (the “Proxy Statement”).

On May 12, 2026, Liberty Media effected the Reincorporation pursuant to the Plan of Conversion by filing (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) articles of conversion with the Secretary of State of the State of Nevada, pursuant to which the Reincorporation became effective on May 12, 2026, at 4:02 p.m. Eastern Time (the “Effective Time”). At the Effective Time:

•	Liberty Media’s state of incorporation changed from the State of Delaware to the State of Nevada; and

•	the affairs of Liberty Media ceased to be governed by the laws of the State of Delaware, Liberty Media’s prior restated certificate of incorporation and Liberty Media’s prior amended and restated bylaws, and instead became governed by the laws of the State of Nevada, the articles of incorporation filed with the Secretary of State of the State of Nevada (the “Nevada Charter”) and the bylaws approved by Liberty Media’s board of directors (the “Nevada Bylaws”).

The Reincorporation did not result in any change in headquarters, business, management, location of Liberty Media’s offices, assets, liabilities or net worth, other than as a result of the costs incident to the Reincorporation.

At the Effective Time, (i) each outstanding share of Series A Liberty Formula One common stock, par value $0.01 per share, of the Delaware corporation (“FWONA”) automatically converted into one outstanding share of Series A common stock, par value $0.01 per share, of the Nevada corporation (“FWONA-NV”), (ii) each outstanding share of Series B Liberty Formula One common stock, par value $0.01 per share, of the Delaware corporation (“FWONB”) automatically converted into one outstanding share of Series B common stock, par value $0.01 per share, of the Nevada corporation (“FWONB-NV”), and (iii) each outstanding share of Series C Liberty Formula One common stock, par value $0.01 per share, of the Delaware corporation (“FWONK”) automatically converted into one outstanding share of Series C common stock, par value $0.01 per share, of the Nevada corporation (“FWONK-NV”). The Nevada Charter eliminated the tracking stock structure set forth in Liberty Media’s prior restated certificate of incorporation and thus, the shares of FWONA-NV, FWONB-NV and FWONK-NV no longer have features that are consistent with tracking stocks.

Further, at the Effective Time, any (i) option to purchase shares of FWONB or FWONK and (ii) restricted stock units with respect to shares of FWONK (each a “FWON award”), in each case, automatically converted into a corresponding award with respect to shares of FWONB-NV or FWONK-NV, as applicable (each a “FWON-NV award”). The exercise price, if applicable, and the number of shares subject to the FWON-NV award are the same as those associated with the FWON award immediately prior to the Effective Time and, except as described in the Proxy Statement, all other terms (including, for example, the vesting terms thereof) of the FWON-NV awards are, in all material respects, the same as those of the FWON award immediately prior to the Effective Time. The FWONA, FWONB and FWONK shares that remained available for issuance under Liberty Media’s equity plan at the Effective Time were automatically converted into FWONA-NV, FWONB-NV and FWONK-NV.

The shares of FWONA-NV and FWONK-NV will continue to be traded on the Nasdaq Global Select Market under the symbols “FWONA” and “FWONK”, respectively and the shares of FWONB-NV will continue to be quoted on the over-the-counter markets under the symbol “FWONB”.

Certain rights of Liberty Media’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Plan of Conversion, Nevada Charter, Nevada Bylaws and the effects of the Reincorporation is set forth in the Proxy Statement. Copies of the Plan of Conversion, Nevada Charter and Nevada Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

A legal opinion of Brownstein Hyatt Farber Schreck, LLP is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference in Liberty Media’s Registration Statements on Form S-8 (File Nos. 333-274043 and 333-291700), filed with the SEC on August 17, 2023 and November 21, 2025, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Articles of Incorporation of Liberty Media Corporation
3.2	Bylaws of Liberty Media Corporation
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2026

LIBERTY MEDIA CORPORATION

By:	/s/ Brittany A. Uthoff
	Name:	Brittany A. Uthoff
	Title:	Vice President and Assistant Secretary